Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

MILAN LASER INC.

Dated as of [ ● ], 2021

ii

Article I.
Meetings of Stockholders

Section 1.01     Place of Meetings. Meetings of stockholders of Milan Laser Inc., a Delaware corporation (the “Corporation”; and such stockholders, the “Stockholders”), may be held at any place, within or without the State of Delaware, as may be designated by or in the manner determined by the board of directors of the Corporation (the “Board of Directors”). In the absence of such designation, meetings of Stockholders shall be held at the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 1.02     Annual Meetings. The annual meeting of Stockholders shall be held for the election of directors at such date and time as may be designated by or in the manner determined by resolution of the Board of Directors from time to time. Any other business as may be properly brought before the annual meeting may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of Stockholders previously scheduled by the Board of Directors.

Section 1.03     Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called only by a Chairperson of the Board of Directors (a “Chairperson”) or pursuant to a resolution adopted by a majority of the Whole Board of Directors then in office. For purposes of these Bylaws, the term “Whole Board of Directors” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Special meetings validly called in accordance with this Section 1.03 of these amended and restated bylaws (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, these “Bylaws”) may be held at such date and time as specified in the applicable notice. Notice of every special meeting shall state the purpose or purposes of the meeting, and the business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of Stockholders previously scheduled by a Chairperson or the Board of Directors.

Section 1.04     Notice of Meetings. Whenever Stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be further amended, restated, amended and restated or otherwise modified from time to time, the “Certificate of Incorporation”) or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at the meeting as of the record date for determining the Stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 1.05     Adjournments. Any meeting of Stockholders, annual or special, may be adjourned from time to time by the chairperson of the meeting (or by the Stockholders in accordance with Section 1.06) to reconvene at the same or some other place, if any, and the same or some other time, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for determining Stockholders entitled to notice of such adjourned meeting in accordance with Section 1.09(a) of these Bylaws, and shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.

Section 1.06     Quorum. At any meeting of the Stockholders, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation (“Stock”) entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, the rules of any stock exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, then either (i) the chairperson of the meeting or (ii) if the Board of Directors so determines, the Stockholders by the affirmative vote of a majority of the voting power of the outstanding shares of capital Stock entitled to vote thereon, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in the manner provided in Section 1.05 of these Bylaws until a quorum is present or represented. Where a separate vote by a class or classes or series of Stock is required by law or the Certificate of Incorporation, the holders of a majority of voting power of the shares of such class or classes or series of Stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 1.07     Organization. Meetings of Stockholders shall be presided over by a Chairperson or by such other officer or director of the Corporation as designated by the Board of Directors or a Chairperson, or in the absence of such person or designation, by the chairperson chosen at the meeting by the affirmative vote of a majority of the voting power of Stock present or represented at the meeting and entitled to vote at the meeting (provided there is a quorum). The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.08     Voting; Proxies. Each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to the number of votes, if any, for each share of Stock held of record by such Stockholder which has voting power upon the matter in question that is set forth in the Certificate of Incorporation. The Stockholders entitled to vote at any meeting of Stockholders shall be determined in accordance with the provisions of Section 1.09 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Except as otherwise provided by law, the rules of any stock exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the rules of any stock exchange upon which the Corporation’s securities are listed, the Certificate of Incorporation or these Bylaws. Except as provided in Section 2.02 and in this Section 1.08, in an election for directors that is not a “contested election,” as defined in these Bylaws, each director shall be elected by the vote of the majority of the votes cast. A majority of votes cast means that the voting power of the shares cast “for” a director’s election exceeds the voting power of the shares cast “against” that director. The following shall not be votes cast: (a) voting power attributable to a share whose ballot is marked as withheld; (b) voting power attributable to a share otherwise present at the meeting but for which there is an abstention; and (c) voting power attributable to a share otherwise present at the meeting as to which a Stockholder gives no authority or direction. In a contested election, the directors shall be elected by the vote of a plurality of the votes cast. A contested election is one in which, as of the date that is ten (10) calendar days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission (the “SEC”), the number of nominees exceeds the number of directors to be elected at the meeting. If a nominee for director in an election fails to receive the required number of votes for re-election, the director shall, no later than fifteen (15) days following the certification of the Stockholder vote (the “Registration Deadline”), tender such director’s resignation from the Board of Directors. Subject to the terms of the Stockholders Agreement, if any nominee failing to be elected by the vote of the majority of the votes cast does not tender a resignation by the Resignation Deadline, the Stockholders may take action via consent without a meeting to remove such director from the Board of Directors.

Section 1.09     Fixing Date for Determination of Stockholders of Record.

(a)          In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance with the foregoing provisions of Section 1.09(a) at the adjourned meeting.

(b)          In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)          Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the Stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining Stockholders entitled to consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law or the Certificate of Incorporation, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law and (ii) if prior action by the Board of Directors is required by law or the Certificate of Incorporation, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 1.10     List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting (provided, however, if the record date for determining the Stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the Stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each Stockholder and the number of shares of Stock registered in the name of each Stockholder as of the record date (or such other date). Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of Stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the “stock ledger” shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of Stockholders. For purposes of these Bylaws, the term “stock ledger” means one or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s Stockholders of record, the address and number of shares registered in the name of each such Stockholder, and all issuances and transfers of stock of the Corporation are recorded.

Section 1.11     Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of Stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. Subject to the Stockholders Agreement, the Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting may, and to the extent required by law, shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of Stock outstanding and the voting power of each such share, (ii) determine the shares of Stock represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of Stock represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12     Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting designated in accordance with Section 1.07 of these Bylaws. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13     Advance Notice Procedures for Business Brought before a Meeting. This Section 1.13 shall apply to any business that may be brought before an annual meeting of Stockholders other than nominations for election to the Board of Directors at such a meeting, which shall be governed by Section 1.14 of these Bylaws. Stockholders seeking to nominate Persons for election to the Board of Directors must comply with Section 1.14 of these Bylaws, and this Section 1.13 shall not be applicable to nominations for election to the Board of Directors except as expressly provided in Section 1.14 of these Bylaws.

(a)          At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board of Directors or a duly authorized committee thereof, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a Stockholder present in person who (A)(1) was a Stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.13 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 1.13 or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a Stockholder to propose business to be brought before an annual meeting of the Stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to the Certificate of Incorporation and Section 1.03 of these Bylaws. For purposes of these Bylaws, “Person” shall mean any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For purposes of this Section 1.13 and Section 1.14 of these Bylaws, “present in person” shall mean that the Stockholder proposing that the business be brought before the annual meeting or special meeting of the Corporation, as applicable, or, if the proposing Stockholder is not an individual, a qualified representative of such proposing Stockholder, appear in person at such annual meeting, and a “qualified representative” of such proposing Stockholder shall be, if such proposing Stockholder is (x) a general or limited partnership, any general partner or Person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or Person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or Person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust.

(b)          Without qualification, for business to be properly brought before an annual meeting by a Stockholder, the Stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.13. To be timely, a Stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)          To be in proper form for purposes of this Section 1.13, a Stockholder’s notice to the Secretary shall set forth:

(i)          As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of Stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of Stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)          As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of Stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of Stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)        As to each item of business that the Stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and the text of any proposed amendment to these Bylaws), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 1.13(c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(d)            For purposes of this Section 1.13, the term “Proposing Person” shall mean (a) the Stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Stockholder in such solicitation.

(e)            A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.13 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f)             Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 1.13. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 1.13, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g)            In addition to the requirements of this Section 1.13 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 1.13 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h)            For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 1.14      Advance Notice Procedures for Nominations of Directors.

(a)            Nominations of any Person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) as provided in the Stockholders Agreement (as defined below), (b) by or at the direction of the Board of Directors, including by any committee or Persons authorized to do so by the Board of Directors or these Bylaws, or (c) by a Stockholder present in person (as defined in Section 1.13) (1) who was a Stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.14 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 1.14 as to such notice and nomination. Other than as provided in the Stockholders Agreement, the foregoing clause (c) shall be the exclusive means for a Stockholder to make any nomination of a Person or Persons for election to the Board of Directors at any annual meeting or special meeting of Stockholders.

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(b)

(i)            Without qualification, for a Stockholder to make any nomination of a Person or Persons for election to the Board of Directors at an annual meeting, the Stockholder must (a) provide Timely Notice (as defined in Section 1.13(b) of these Bylaws) thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to such Stockholder and its candidate for nomination as required by this Section 1.14, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.14.

(ii)            Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a Stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the Stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to such Stockholder and its candidate for nomination required by this Section 1.14, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.14. To be timely for purposes of this Section 1.14(b)(ii), a Stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed to and received by the Secretary of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 1.13(h)) of the date of such special meeting was first made.

(iii)            In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above.

(iv)            In no event may a Nominating Person (as defined below) provide notice under this Section 1.14 or otherwise with respect to a greater number of director candidates than are subject to election by Stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice (with respect to an annual meeting), (ii) the date set forth in Section 1.14(b)(ii) (with respect to a special meeting) or (iii) the tenth (10th) day following the date of public disclosure (as defined in Section 1.13(h)) of such increase.

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(c)            To be in proper form for purposes of this Section 1.14, a Stockholder’s notice to the Secretary shall set forth:

(i)            As to each Nominating Person, the Stockholder Information (as defined in Section 1.13(c)(i) of these Bylaws) except that for purposes of this Section 1.14, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.13(c)(i);

(ii)            As to each Nominating Person, any Disclosable Interests (as defined in Section 1.13(c)(ii), except that for purposes of this Section 1.14 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.13(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 1.13(c)(iii) shall be made with respect to nomination of each Person for election as a director at the meeting); and

(iii)            As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a Stockholder’s notice pursuant to this Section 1.14 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 1.14(f).

(d)            For purposes of this Section 1.14, the term “Nominating Person” shall mean (a) the Stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (c) any other participant in such solicitation.

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(e)            A Stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.14 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f)            To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Section 1.14 and the candidate for nomination, whether nominated by the Board of Directors or by a Stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed in such written questionnaire and (B) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to all directors and in effect during such Person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(g)            The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(h)            In addition to the requirements of this Section 1.14 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(i)            No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 1.14, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 1.14, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

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(j)            Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 1.14.

(k)            Notwithstanding anything in these Bylaws to the contrary, for so long as (i) investment funds affiliated with or advised by Leonard Green & Partners, L.P. and their successors (“LGP”) or (ii) Abram Schumacher, M.D. and Shikhar Saxena, M.D. (the “Co-founders”), respectively, directly or indirectly (including through affiliated entities), are entitled to nominate a director pursuant to the Stockholders Agreement, LGP and the Co-founders, as applicable, shall not be subject to the notice procedures set forth in this Section 1.14.

Article II.
Board of Directors

Section 2.01      Number; Tenure; Qualifications. Subject to the Certificate of Incorporation, the rights of holders of any series of preferred stock to elect directors and that certain stockholders agreement, dated as of the date hereof, by and among the Corporation and the other persons party thereto (as may be amended from time to time, the “Stockholders Agreement”), the total number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board of Directors. The directors shall be classified in the manner provided in the Certificate of Incorporation. Each director shall hold office until such time as provided in the Certificate of Incorporation. Directors need not be Stockholders to be qualified for election or service as a director of the Corporation.

Section 2.02      Election; Resignation; Removal; Vacancies. Except as otherwise provided in the Stockholders Agreement, the Certificate of Incorporation or these Bylaws, directors shall be elected at the annual meeting of Stockholders by such Stockholders that have the right to vote on such election. Any director may resign at any time upon written or electronic notice to the Corporation. Such resignation shall be effective upon delivery unless otherwise specified. Directors of the Corporation may be removed only as expressly provided in the Certificate of Incorporation. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification, removal from office or other cause shall be filled as set forth in the Certificate of Incorporation or Stockholders Agreement, as applicable. Subject to the Stockholders Agreement (for so long as it remains in effect) any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

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Section 2.03      Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. A notice of regular meetings shall not be required.

Section 2.04      Special Meetings. Special meetings of the Board of Directors may be called by a Chairperson or a majority of the directors then in office and shall be held at such time, date and place, if any, within or without the State of Delaware as he or she or they shall fix. Notice to directors of the date, place and time of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice may be given in person, by United States first-class mail, or by e-mail, telephone, telecopier, facsimile or other means of electronic transmission. If the notice is delivered in person, by e-mail, telephone, telecopier, facsimile or other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of holding of the meeting. If the notice is sent by mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.

Section 2.05      Telephonic Meetings Permitted. Members of the Board of Directors may participate in any meetings of the Board of Directors thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.05 shall constitute presence in person at such meeting.

Section 2.06      Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the Whole Board of Directors shall constitute a quorum for the transaction of business; provided that, solely for the purposes of filling vacancies pursuant to Section 2.02 of these Bylaws, a meeting of the Board of Directors may be held if a majority of the directors then in office participate in such meeting. The affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically required by applicable law, the Stockholders Agreement, the Certificate of Incorporation or these Bylaws.

Section 2.07      Organization. Meetings of the Board of Directors shall be presided over by at least one Chairperson, or in his, her or their absence by the person whom a Chairperson shall designate, or in the absence of the foregoing persons by a chairperson chosen at the meeting by the affirmative vote of a majority of the directors present at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08      Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. Thereafter, the writing or writings or electronic transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee in accordance with applicable law.

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Section 2.09      Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings. Any director of the Corporation may decline any or all such compensation payable to such director in his or her discretion.

Section 2.10      Chairpersons. Subject to the Stockholders Agreement, the Board of Directors may appoint from its members a Chairperson or Chairpersons of the Board of Directors. The Board of Directors may, in its sole discretion, from time to time appoint one or more vice chairpersons (each, a “Vice Chairperson”) each of whom as such shall report directly to the Chairperson or Chairpersons, as applicable.

Article III.
Committees

Section 3.01      Committees. With the affirmative vote of a majority of the Whole Board of Directors, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to the Stockholders Agreement, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Except as otherwise provided in the Stockholders Agreement, the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee (or resolution of the committee designating the subcommittee, if applicable), a majority of the directors then serving on a committee or subcommittee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee. Special meetings of any committee of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware whenever called by the Chairperson of such committee or a majority of the members of such committee.

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Section 3.02      Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.03      Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

Article IV.
Officers

Section 4.01      Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary and, subject to the terms of the Stockholders Agreement, one (1) or more Chairpersons of the Board of Directors. The Corporation may also have, at the discretion of the Board of Directors, a Vice Chairperson of the Board of Directors, a Treasurer, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board of Directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No officer need be a stockholder or director of the Corporation (other than a Chairperson or Vice Chairperson of the Board of Directors who must be a director).

Section 4.02      Appointment of Officers. The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 of these Bylaws.

Section 4.03      Subordinate Officer. The Board of Directors may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers (other than those specified by title in the first or second sentence of Section 4.01) and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4.04      Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 4.05      Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 4.03.

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Section 4.06      Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to a Chairperson, if any, the Chief Executive Officer (the “CEO”) (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairperson, at all meetings of the Board of Directors at which he or she is present and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.07      President. The Board of Directors may, but is not obligated to, appoint a President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to a Chairperson (if any) or the CEO, the President, if appointed, shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.08      Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 4.09      Chief Financial Officer. The Chief Financial Officer (the “CFO”) shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. The CFO shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President, if any is appointed, the CEO, or the directors, upon request, an account of all his or her transactions as CFO and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

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Section 4.10      Representation of Shares of Other Entities. Unless otherwise directed by the Board of Directors, the President or any other person authorized by the Board of Directors or the President is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares, securities or interests of any other corporation or entity standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 4.11      Authority and Duties of Officers. All officers of the Corporation shall respectively have such powers and authority and shall perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.12      Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article V.
Stock

Section 5.01      Certificates. The shares of Stock shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of Stock shall be represented by certificated shares. Every holder of Stock represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.

Section 5.02      Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for shares of Stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may establish regulations, rules or procedures concerning the proof required for adequately alleging the loss, theft or destruction of any Stock certificate and concerning the giving of a satisfactory bond or bonds of indemnity.

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Article VI.
Indemnification and Advancement of Expenses

Section 6.01      Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law (including as it presently exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (any such action, suit or proceeding, a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee, agent or trustee, from and against any and all liabilities, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection therewith. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.04 of these Bylaws, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized in the specific case by the Board of Directors.

Section 6.02      Indemnification of Others. The Corporation shall have the power (but not the obligation) to indemnify and hold harmless, to the fullest extent and in the manner permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee, agent or trustee, from and against any and all liabilities, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection therewith.

Section 6.03      Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 6.04      Claims. If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a written claim therefor by the Indemnitee, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty (30) days after the Corporation has received a written statement or statements requesting such amounts to be advanced, the Indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Indemnitee shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

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Section 6.05      Non-exclusivity of Rights. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquires under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of Stockholders or disinterested directors or otherwise.

Section 6.06      Insurance. The Corporation may purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 6.07      Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

Section 6.08      Continuation of Indemnification. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a Person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

Section 6.09      Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws or an amendment to the Certificate of Incorporation after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

Section 6.10      Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Article VII.
Miscellaneous

Section 7.01      Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

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Section 7.02      Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Any document, including without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

Section 7.03      Dividends. The Board of Directors, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of Stock of the Company. Dividends may be paid in cash, in property or in shares of the Corporation’s capital Stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 7.04      Registered Stockholders. The Corporation: (i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and (ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.05      Corporate Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.06      Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

Section 7.07      Manner of Notice.

(a)            Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to Stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to Stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission to the extent permitted by law.

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Any notice given pursuant to the preceding paragraph shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (ii) if by electronic mail, when directed to such Stockholder’s electronic mail address unless the Stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail; (iii) if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the Stockholder. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For the purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b)            Notice to Stockholders Sharing an Address. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, and except as prohibited by applicable law, any notice to Stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to Stockholders who share an address if consented to by the Stockholders at that address to whom such notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any Stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 7.07, shall be deemed to have consented to receiving such single written notice.

(c)            Notice to Directors. Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.

Section 7.08      Waiver of Notice of Meetings of Stockholders, Directors and Committees. A written waiver of any notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Board of Directors, or committee or subcommittee of the Board of Directors need be specified in a waiver of notice.

Section 7.09      Form of Records. Any records maintained by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method or one or more electronic networks or databases, provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and the stock ledger is maintained in accordance with applicable law.

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Section 7.10      Amendment of Bylaws. Subject to the Stockholders Agreement, these Bylaws may be altered, amended or repealed, and new bylaws made, only by the affirmative vote of (a) a majority of the Whole Board of Directors or (b) the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding Stock entitled to vote, voting together as a single class, shall be required in order for the Stockholders to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws or to adopt any provision inconsistent herewith.

Section 7.11      Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or Stockholder of the Corporation to the Corporation or to the Corporation’s Stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended and/or restated from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Section 7.11, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any Stockholder, such Stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such Stockholder in any such action by service upon such Stockholder’s counsel in the Foreign Action as agent for such Stockholder.

Any Person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Section 7.11. Notwithstanding the foregoing, the provisions of this Section 7.11 shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

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